CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the use in this Registration Statement of International Surfacing, Inc. on Form SB-2 (A3) of our report, dated April 13,2005, appearing in the Prospectus, which is part of this Registration Statement.

We further consent to the reference to our Firm under the caption "Experts" in the Prospectus.


Jerome Rosenberg, CPA, P.C
  Melville, New York
  June 7, 2005